A special meeting of the fund's shareholders was held on January 19, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	16,233,274,660.19	68.528
Against	5,296,799,647.67	22.362
Abstain	882,603,665.94	3.725
Broker Non-Votes	1,275,700,696.03	5.385
TOTAL	23,688,378,669.83	100.000
PROPOSAL 2
To elect a Board of Trustees. *
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	21,964,545,020.52	92.723
Withheld	1,723,833,649.31	7.277
TOTAL	23,688,378,669.83	100.000
Dennis J. Dirks
Affirmative	22,473,495,368.70	94.871
Withheld	1,214,883,301.13	5.129
TOTAL	23,688,378,669.83	100.000
Robert M. Gates
Affirmative	22,429,215,739.51	94.684
Withheld	1,259,162,930.32	5.316
TOTAL	23,688,378,669.83	100.000
George H. Heilmeier
Affirmative	22,427,222,693.12	94.676
Withheld	1,261,155,976.71	5.324
TOTAL	23,688,378,669.83	100.000
Abigail P. Johnson
Affirmative	22,344,921,447.52	94.329
Withheld	1,343,457,222.31	5.671
TOTAL	23,688,378,669.83	100.000
Edward C. Johnson 3d
Affirmative	22,331,899,258.73	94.274
Withheld	1,356,479,411.10	5.726
TOTAL	23,688,378,669.83	100.000
Marie L. Knowles
Affirmative	22,457,370,997.41	94.803
Withheld	1,231,007,672.42	5.197
TOTAL	23,688,378,669.83	100.000
Ned C. Lautenbach
Affirmative	22,461,566,287.67	94.821
Withheld	1,226,812,382.16	5.179
TOTAL	23,688,378,669.83	100.000
Marvin L. Mann
Affirmative	22,418,349,134.25	94.639
Withheld	1,270,029,535.58	5.361
TOTAL	23,688,378,669.83	100.000
William O. McCoy
Affirmative	22,421,999,778.88	94.654
Withheld	1,266,378,890.95	5.346
TOTAL	23,688,378,669.83	100.000
Robert L. Reynolds
Affirmative	22,450,709,253.08	94.775
Withheld	1,237,669,416.75	5.225
TOTAL	23,688,378,669.83	100.000
Cornelia M. Small
Affirmative	22,437,020,012.08	94.717
Withheld	1,251,358,657.75	5.283
TOTAL	23,688,378,669.83	100.000
William S. Stavropoulos
Affirmative	22,435,472,051.80	94.711
Withheld	1,252,906,618.03	5.289
TOTAL	23,688,378,669.83	100.000
Kenneth L. Wolfe
Affirmative	22,441,579,247.31	94.737
Withheld	1,246,799,422.52	5.263
TOTAL	23,688,378,669.83	100.000
* Denotes trust-wide proposals and voting results.